UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 28, 2005

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XSTREAM BEVERAGE NETWORK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	33-30158A	62-1386351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3511 West Commercial Blvd., Suite 209, Fort Lauderdale, Florida 33309

(Address of principal executive offices) (Zip Code)

954-598-7997

Registrant’s telephone number, including area code

4800 N.W. 15th Avenue, Bay A, Fort Lauderdale, Florida 33309

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 801.

Other Events

As previously reported on November 2, 2005, our principal offices in Fort Lauderdale, Florida were extensively damaged by Hurricane Wilma. On December 20, 2005, we signed a twelve-month sublease with Motek Management, LLC for two adjacent rental office spaces on the second floor of an office building at 3511 West Commercial Boulevard in Fort Lauderdale, Florida consisting of a total of  600 square feet.

The sublease provides for a monthly payment of $1,250.00 plus taxes and includes some office furniture and the use of a conference room. We have the right, as does Motek, to cancel the sublease prior to term by giving 60 days’ written notice to that effect. The temporary space will facilitate the conduct of our operations until such time as we are able to locate more appropriate premises. Our main telephone number and facsimile number remain the same.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description
10.43	Sublease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xstream Beverage Network, Inc.
By:	/s/ THEODORE FARNSWORTH
Theodore Farnsworth CEO and Principal Financial Officer

Date:   December 28, 2005